EXHIBIT 10.48

                    			     PURCHASE AGREEMENT
			                         ------------------
   AGREEMENT (the "Agreement") made effective the 1st day of June, 1996 by and between ARROW INTERNATIONAL, INC., a Pennsylvania corporation ("AI") and ARROW TRAY PRODUCTS, INC., a Pennsylvania corporation formerly known as Endovations, Inc. (the "Company").

				RECITALS:

AI desires to purchase, and the Company desires to sell certain of the assets of the Company pertaining to the Company's liver biopsy and paracentesis tray product lines (the "Company's Tray Products Business").

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

				ARTICLE I.

			      DEFINED TERMS

For all purposes of this Agreement, the following terms shall have the meanings indicated:

      1.1 "AI" shall mean Arrow International, Inc., a Pennsylvania corporation.

      1.2 "Arrow Precision" shall mean Arrow Precision Products, Inc., a Pennsylvania corporation.

      1.3 "Assets" shall mean the assets and product lines being sold hereunder, as listed in Section 2.1 below.

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      1.4    "Closing" shall mean the consummation of the purchase and sale transaction contemplated by this Agreement, which is occurring simultaneously with the parties' execution of this Agreement.

      1.5 "Closing Date" shall mean the date of the Closing, i.e., the effective date of this Agreement first set forth above.

      1.6 "Company" shall mean Arrow Tray Products, Inc., a Pennsylvania corporation, formerly known as Endovations, Inc., a wholly owned subsidiary of Arrow Precision.

      1.7 "Contracts" shall have the definition set forth in Section 4.14 below.

      1.8 "Disclosure Schedule" shall mean the Disclosure Schedule (attached hereto and made a part of this Agreement) which identifies specific sections to which each such disclosure relates.

      1.9    "FDA" shall mean the United States Food and Drug Administration.

      1.10   "Intangible Assets" shall mean the intangibles described in
Section 4.10 below.

      1.11 "Inventory" shall mean the inventory described in Section 4.7(a) below.

      1.12 "Products" shall mean the following described products and product lines of the Company, together with all product ideas, improvements, and technology (as they are developed to the Closing Date) related thereto:

	   (a)     EN-00370-001 Liver Biopsy Tray
	   (b)     EN-00376-000 Paracentesis Tray

      1.13 "Receivables" shall mean the receivables described in Section 4.6 below.


	                                 				2


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				     ARTICLE II.

			      PURCHASE AND SALE OF ASSETS

      2.1     Assets of the Company.  The Company agrees to sell, transfer,
	      ---------------------
and convey, and AI agrees to purchase and receive, upon the terms and conditions set forth in this Agreement, the following business, assets, properties, and rights of the Company wheresoever located and whether or not carried or reflected on the books and records of the Company, together with all associated goodwill (hereinafter sometimes collectively called the "Assets"):

	      (a) The right to use the Company's former name of "Endovations" to the extent permitted in Section 2.1(a) of a certain agreement by and between the Company and Medical Innovations Corporation, a California corporation, dated and effective April 19, 1996.

	      (b)     The Products (as defined herein).

	      (c) All trade secrets, plans, formulas, engineering notes and notebooks, shop rights, production data, customer lists, and supplier/vendor lists necessary to manufacture, assemble, and sell the Products.

	      (d) All of the Receivables (as defined herein) regardless of age.

	      (e)     The Inventory (as defined herein).

	      (f)     The Intangible Assets (as defined herein).

   The Company will also cause Arrow Precision to sell, transfer and convey to AI all of Arrow Precision's right, title and interest in the Intangible Assets.

	                             				 3

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   Except for contractual obligations under the Contract, the Assets shall be conveyed and transferred to AI free and clear of all liabilities, obligations, liens, and encumbrances (except the Receivables which are subject only to the customer credit balances, if any, disclosed pursuant to Section 4.6(a)(iii) below).

      2.2     Excluded Assets.  No interest is being sold in any assets of the
	      ---------------
Company not specifically provided in this Agreement to be sold to AI. By way of example, no interest in the following assets is being sold by the Company to AI under this Agreement (the "Excluded Assets"):

	      (a)     The Company's franchise to be a corporation.

	      (b) The Company's stock transfer book and records, the record books containing the minutes of meetings of directors and shareholders of the Company and such other of the Company's records as have exclusively to do with its organization, existence, or stock capitalization.

	      (c)     The Company's financial records.

	      (d) Any contracts related to employment arrangements with current employees.

	      (e) Any employment benefit, pension, profit sharing, or similar plan established by the Company.

      2.3     Purchase Price for the Assets.
	      -----------------------------
	      (a) The purchase price to be paid by AI to the Company for the Assets (and the noncompete covenant under Section 6.2 below) shall be the sum of the following:

		      (i)     $1,050,000;     plus

	                      			       4

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			      $   17,479.00 representing the value of the
					    Company's Inventory valued at the
					    Company's standard cost as of May
					    31, 1996; plus

			      $   67,699.27 representing the dollar amount of
					    the Company's total Receivables
					    which are less than ninety (90)
					    days old as of the date shown in
					    Section 4.6(a) below, reduced by
					    customer credit balances, if any.

			      $1,135,178.27    Total purchase price.

	      (b) A physical count of the Company's Inventory has been taken during the several day period ending on the day immediately preceding the Closing Date by representatives of AI and the Company, for purposes of calculating the purchase price for the Inventory.

	      (c) All payments and checks received by the Company after the Closing on account of any of the Assets (including, without limitation, payments on the Receivables) shall be promptly endorsed and delivered over to AI, or if only a portion of a payment or check received is on account of any of the Assets, then that portion shall be promptly remitted to AI.

      2.4     Payment.  The purchase price will be paid at Closing by AI in
	      -------
cash or certified funds to the Company.

      2.5     Liabilities.
	      -----------
	      (a)     Assumed Liabilities.  In connection with the sale,
		      -------------------
transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the


	                           				5

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conditions set forth in this Agreement, at the Closing AI will assume and agree to pay, perform and discharge when due the following obligations (the "Assumed Liabilities") of the Company:

		      (i)     the customer credits, if any, set forth in
Section 4.6(a)(iii) of the Disclosure Schedule, if any.

	      (b)     Retained Liabilities.  Except for the Assumed
		      --------------------
Liabilities, AI shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any liabilities or indebtedness or other obligations of the Company or Arrow Precision of any kind, character or description whatsoever (the "Retained Liabilities"). The Company and Arrow Precision will retain sole responsibility for the Retained Liabilities, and shall individually defend, indemnify, and hold harmless AI from and against and in respect of their respective Retained Liabilities.

      2.6     Inventory.
	      ---------
	      (a) The Inventory consists only of finished goods. The Inventory will be transferred to AI at Closing.

				ARTICLE III.

				  CLOSING

      3.1     Date and Place.  The Closing is occurring contemporaneously
	      --------------
with the parties' execution of this Agreement, at a place mutually agreed to by the parties.

      3.2     Deliveries by the Company.  At this Closing, the Company
	      -------------------------
delivers herewith or makes available to AI:

	      (a) A bills of sale, in form mutually agreeable to the parties (the "Company Bill of Sale"). transferring and conveying to AI good and marketable title to the Inventory.

	                      			       6

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	      (b)     Such bulk or individual assignments, dated as of the
Closing Date, as may be necessary or desirable to transfer to AI all of the Company's right, title, and interest in the Intangible Assets.

	      (c) Possession of and title to the Assets owned by the Company, and AI shall be entitled to full use and possession of the Assets as of the Closing Date. AI shall arrange for and pay for the transfer of the Inventory, documents, and other Assets.

	      (d) A copy of the Articles of Incorporation and By-Laws of the Company, with all amendments thereto and restatements thereof, and a certificate of good standing from the State of Pennsylvania. The Articles of Incorporation shall be certified as of a date within a reasonable time prior to the Closing Date by the Pennsylvania Secretary of State, and the By-Laws shall be certified within a reasonable period of time prior to the Closing Date by the Company's secretary.

	      (e) All consents and approvals of governmental agencies, if required, and third parties, if required, to the transactions contemplated by this Agreement.

	      (f) A unanimous resolution of the Directors of the Company, approving this Agreement and the related closing documents, and authorizing the taking of such other action as shall be advisable or necessary on the part of the Company to complete the transactions contemplated by this Agreement.

	      (g) A UCC-1 financing statement search from a reputable private search firm, dated within ten (10) days prior to the effective date of this Agreement, showing all financing statements filed against any of the Assets with the Secretary of the Commonwealth of Pennsylvania


	                      			       7

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and the Prothonotary of Berks County, plus copies of all such financing statements, plus a lien certificate.

	      (h) A copy of the ten (10) day notice filed by the Company with the Pennsylvania Department of Revenue, as required by 69 P.S.
Section 529, 72 P.S. Section 7240, Pennsylvania Statutes.

	      (i) A copy of the ten (10) day notice filed by the Company with the Pennsylvania Department of Labor and Industry, as required by 43 P.S. Section 788.3 Pennsylvania Statutes.

	      (j)     The following documents and files pertaining to the
Assets:
		      -       All 510(k) applications and files.
		      -       Bills of material for Products
		      - The drug and device master record for all of the Products.
		      -       All listing forms for all Products.
		      -       All complaint files and logs for all Products.
		      -       All label approval forms associated with the
			             Products.

	      (k) A certified list of the Company's creditors pertaining to the Products (names, addresses and balances owed) as of the end of the calendar month immediately preceding the Closing Date (an updated list of the Company's creditors pertaining to the Products, as of the Closing Date, will be provided to AI within thirty (30) days after the Closing Date).

	      (l) The form of notices sent or intended to be sent to the Company's independent representatives and dealers in form and substance satisfactory to the Company and AI.

	                        			     8

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	      (m)     Marketing materials of the Company related to the
Products, including, without limitation, photographs, catalogues, videos, brochures and other sales literature, graphics, and artwork.

      3.3     Deliveries by Arrow Precision.  At this Closing, the Company
	      -----------------------------
will also cause Arrow Precision to deliver or make available to AI:

	      (a) Such bulk or individual assignments, dated as of the Closing Date, as may be necessary or desirable to transfer to AI all of Arrow Precision's right, title and interest in the Intangible Assets.

	      (b) A copy of the Articles of Incorporation and By-Laws of Arrow Precision with all amendments thereto and restatements thereof, and a certificate of good standing from the State of Pennsylvania, each of which shall be certified as of a date within a reasonable time prior to the Closing Date by the Pennsylvania Secretary of State.

	      (c) A unanimous resolution of the Directors of Arrow Precision approving this Agreement and the related closing documents, and authorizing the taking of such other action as shall be advisable or necessary on the part of Arrow Precision to complete the transactions contemplated by this Agreement, both with respect to Assets owned by Arrow Precision and as sole shareholder of the Company.

	      (d) All documents and files pertaining to the Intellectual Properties (consisting of 510(k) applications and files).

	      (e)     A consent to this transaction from CoreStates Bank, N.A.


	                         			       9

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	      (f)     A termination of any lien and security interest
of CoreStates Bank, N.A. (f/k/a Hamilton Bank) of Lancaster, Pennsylvania, in form and substance satisfactory to AI in all of the Assets being transferred hereunder by Arrow Precision to AI.

      3.4     Deliveries by AI.  At the Closing, AI herewith makes the
	      ----------------
following deliveries:

	      (a) AI delivers to the Company a check in the amount of the total purchase price.

	      (b) A copy of the Articles of Incorporation and By-Laws of AI.

	      (c) A copy of the unanimous resolution (or a certification thereof) of the Board of Directors of AI approving this Agreement and the related closing documents and authorizing the taking of such other action as shall be advisable or necessary on the part of AI to complete the transactions contemplated by this Agreement.

				 ARTICLE IV.

			REPRESENTATIONS AND WARRANTIES
			       OF THE COMPANY

   As a material inducement to AI's willingness to enter into and perform this Agreement, the Company represents and warrants to AI as follows:

      4.1     Organization.  The Company is a corporation duly organized,
	      ------------
validly existing and in good standing under the laws of the State of Pennsylvania.

      4.2     Subsidiaries/Affiliates.  The Company has no subsidiaries or
	      -----------------------
affiliated companies. The Company has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise


	                      			       10

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or entity.  The business carried on by the Company has not been conducted through any direct or indirect subsidiary or affiliate.

      4.3     Capitalization.  The authorized capital stock of the Company
	      --------------
consists solely of 1,000 common shares, of which 1,000 shares are issued and outstanding. There are no voting trusts, and there are no other agreements or understandings to which the Company or Arrow is a party, with respect to any of the capital stock of the Company.

      4.4     Ownership of Shares.  Arrow Precision is the sole record and
	      -------------------
beneficial owner of all of the outstanding shares of Company stock.

      4.5     Authority.  The Company and Arrow Precision have full power
	      ---------
and authority to enter into this Agreement. All shareholder and director actions and authorizations required for the approval of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement has been duly executed and delivered by the Company. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by rules of law governing specific performance, injunctive relief or by other equitable principles (regardless of whether such principles are considered in a proceeding at law or in equity). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance

	                      			       11

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upon any of the Assets or violate any of the conditions or provisions of the
Articles of Incorporation or By-Laws of the Company or Arrow Precision or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which the Company or Arrow Precision is a party, or by which the Company or Arrow Precision or any of the Assets may be bound or affected, or (ii) to the knowledge of the Company violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or Arrow Precision. To the knowledge of the Company, no consent or approval by, notice to or registration with any governmental or administrative authority or board or third party (other than Arrow Precision and CoreStates Bank, N.A.) is required in connection with the execution and delivery by the Company of this Agreement or the performance by the Company and Arrow Precision of any of the transactions contemplated hereby.

      4.6     Receivables.
	      -----------
	      (a) The Disclosure Schedule lists all receivables of the Company related to the Products (the "Receivables") as of close of business on May 31, 1996, including, without limitation, the following:
		      (i) All trade accounts receivable (including dealer accounts receivable).

		      (ii) All known claims of every description owned and receivable by the Company, including, without limitation, claims for refunds, rebates, and credits.

		      (iii)   All customer credit balances, if any.

	      (b) All of the Receivables have arisen from and represent arms length, bona fide transactions made in the ordinary course of business. The Receivables are good and collectible to the extent of the full amount thereof, except as set forth in the Disclosure Schedule.

	                     			      12

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      4.7     Plant, Facilities and Manufacturing.
	      -----------------------------------
	      (a)     Inventory.  The Disclosure Schedule lists all of the
		      ---------
Company's Inventory being sold to AI. All of the Inventory is in good, usable condition, except as otherwise disclosed in the Disclosure Schedule.

	      (b)     Suppliers.  The Disclosure Schedule lists the vendors
		      ---------
currently used by the Company for all components and parts of the Products.

	      (c)     Substantially All Assets.  In connection with this
		      ------------------------
Agreement, the Company is transferring and selling substantially all of its remaining assets (other than cash) to AI.

      4.8     Title to Assets and Properties.
	      ------------------------------
	      (a) Except as set forth in the Disclosure Schedule, the Company and Arrow Precision own all of the Assets. Except as set forth in the Disclosure Schedule, all of the Assets are located in the Company's offices at Hill and George Avenues, Wyomissing, Pennsylvania.

	      (b) The Company has good, marketable title to all of the Assets being sold by the Company hereunder, free and clear of all mortgages, liens, pledges, charges, security interests, claims, encumbrances or restrictions of any kind whatsoever (whether accrued, absolute, or otherwise).

	      (c) Arrow Precision has good title to all of the Intellectual Properties, free and clear of all mortgages, liens, pledges, charges, security interests, claims, encumbrances, or restrictions of any kind whatsoever (whether accrued, absolute, contingent or otherwise).

      4.09    Liabilities.
	      -----------

	                      			      13

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	      (a)     The Company has fully complied with the provisions of
69 P.S. Section 529, 72 P.S. Section 7240, and 43 P.S. Section 788.3(a), Pennsylvania Statutes, by giving the notices of this bulk sale, as required therein.

	      (b) Except for the statutes referenced in paragraph (a) above, Pennsylvania has no other statute or regulation governing the sale by an entity of substantially all of its assets.

      4.10    Intangible Assets.
	      -----------------
	      (a) The Disclosure Schedule contains a list and complete description of all PMAs, 510(k)s, permits, franchises, approvals, authorizations, consents, licenses, accreditations and registrations ("Licenses"), if any, issued or granted to, or held by, the Company or Arrow Precision related to the Products, and indicating the person or entity to which any such License was issued or by which it is held. All such Licenses are valid and in full force and effect, no proceedings or actions with respect to the suspension, cancellation or any other aspect of any of them is pending or threatened, and no basis exists therefor, and the transactions contemplated hereby will not affect such Licenses.

	      (b) The Disclosure Schedule also (i) contains a list and brief description of all domestic and foreign patents, patent and know-how licenses, trade names, trademark and service mark registrations, common law trademarks, copyright registrations, copy rights, and applications for any of the foregoing, if any ("Intellectual Properties"), owned by the Company or Arrow Precision and used in the manufacture, marketing and distribution of the Products, and (ii) specifies the jurisdiction in or by which such Intellectual Properties have been registered, filed or issued. All such Intellectual Properties are valid and in full force and effect, or pending.

	                     			       14

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	      (c)     Except as set forth on the Disclosure Schedule, the
Company and Arrow Precision have all Licenses and own, or possess adequate rights to use, all Intellectual Properties and all inventions, technology, processes, products, designs, computer programs, know-how, trade secrets and formulae necessary to conduct the Company's Tray Products business and, to the best knowledge of the Company and except as set forth on the Disclosure Schedule, there are no actual or threatened claims, assertions or litigation relating to the Company's ability to use the foregoing. Except as otherwise described in the Disclosure Schedule and to the knowledge of the Company and Arrow Precision, the Company and Arrow Precision are not infringing upon or otherwise violating the rights of any third party with respect to any of the Intellectual Properties or any of the Products, and the Company and Arrow Precision are not infringing upon or otherwise violating the rights of any third party with respect to any of the Intellectual Properties or any of the Products, and the Company and Arrow Precision have not received any claim or notice alleging any such infringement or violation. Except as set forth on the Disclosure Schedule, neither the Company nor Arrow Precision knows of any basis for any such proceeding or claim. There is no adverse judgment or order against the Company or Arrow Precision with respect to any of the foregoing.

      4.11    Tax Matters.  "Tax" shall mean any federal, state, local,
	      -----------
foreign or other tax (whether income, sales, use, franchise, excise, real or personal property or other kind of tax), assessment, levy, impost, withholding or other governmental charge and shall include all interest and penalties thereon. Except as otherwise disclosed in the Disclosure Schedule, the Company has timely filed all Tax returns, reports and forms concerning Taxes that are required to be filed. Except as otherwise disclosed in the Disclosure Schedule, the Company has made timely payment of all such Taxes when

	                       			      15

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due and payable, including all interest, penalties, deficiencies and assessments, if any, heretofore levied or assessed, and where payment was not required to be made before Closing Date, the Company has set up an adequate reserve or accrual for the payment of all Taxes required to be paid in respect of all periods on or prior to the Closing Date. There are no agreements for extension of time of assessment or payment of any Taxes of the Company. No waiver of any statute of limitations has been executed by or on behalf of the Company. Except as set forth in the Disclosure Schedule, there are no examinations by the Internal Revenue Service "IRS") of or relating to the Company presently in process, or threatened against the Company. To the knowledge of the Company, neither the IRS nor any other taxing authority is now asserting or threatening to assert, any deficiency or assessment for additional Taxes, including any interest, penalties or fines against the Company. Except as set forth in the Disclosure Schedule, no federal income tax returns of the Company have been audited by the IRS. The Company has not received any notice of any liability for Taxes other than in the ordinary course of business and the Company has not incurred any liability for Taxes which, in the aggregate, would result in a material decrease in the net worth of the Company.

      4.12    Conflicts of Interest.  Except as set forth in the Disclosure
	      ---------------------
Schedule, no present or former officer or director, and no shareholder, subsidiary, affiliate or related entity of the Company has or, to the knowledge of the Company, claims to have (a) any interest in the Assets, trade secrets, know-how, or technology used in or pertaining to the manufacture and sale of the Products, or (b) any contract, commitment, arrangement, or understanding regarding any of the foregoing. No present officer or director of the Company or Arrow Precision and no subsidiary, affiliate or related entity thereof, has any ownership or stock interest in any other enterprise, firm, corporation, trust or

	                        			   16

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any other entity (other than AI) which is engaged in any line or lines of business which are the same as, or similar to, or competitive with, the Products. For purposes of this representation, ownership of not more than five percent (5%) of the voting stock of any publicly held company whose stock is listed on any recognized securities exchange or traded over the counter shall be disregarded.

      4.13    Human Resources.
	      ---------------
	      (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or conflict with, or require any consent under, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or violate any of the conditions of any labor contract or collective bargaining agreement to which the Company or Arrow Precision is a party, or by which the Company or Arrow Precision may be bound or affected. No consent or approval by, or notice to any labor union is required in connection with the execution and delivery by the Company of this Agreement or the performance by the Company and Arrow Precision of any of the transactions contemplated hereby.

	      (b) Any labor contract or collective bargaining agreement which the Company or Arrow Precision is a party does not contain any provisions which could be construed as imposing on AI any successor liability for obligations thereunder of the Company or Arrow Precision.

	      (c) The Company is not in default with respect to its payment or benefit obligations to its employees.


	                      			      17

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      4.14    Contracts.
	      ---------
	      (a) The Disclosure Schedule lists and describes any and all contracts, agreements, commitment and engagements material to the Company and its business of manufacturing and selling the Products (the "Contracts"), but not including agreements between the Company and its dealers and representatives, including, without limitation, all (i) supply and service contracts pertaining to the Products to which the Company is a party as vendor or vendee, (ii) consulting contracts and agreements pertaining to the Products, (iii) leases of personal property pertaining to the Products, as lessor or lessee, (iv) all contracts and agreements regarding Licenses and Intellectual Properties pertaining to the Products.

	      (b) All such Contracts are valid and binding and in full force and effect as of the date hereof, and no breach or default (or event or condition, which after notice or lapse or time, or both, would constitute a breach or default) by the Company or Arrow Precision or, to the knowledge of the Company, by any other party thereto exists with respect thereto, and this Agreement and the transactions contemplated hereby will not cause any breach or default thereof.

      4.15    Legal Proceedings.  Except as set forth on the Disclosure
	      -----------------
Schedule, there is no action, dispute, claim ((including any counterclaim or cross claim), litigation, arbitration, hearing or other proceedings, at law or in equity, pending or to the best of the Company's knowledge, threatened, against or affecting the Company or its business, Assets, or the transactions contemplated by this Agreement, and the Company and Arrow Precision do not know or have reasonable grounds to know of the basis for any such action.
The Company is not subject to or in default under any judicial,



	                     			      18

June 3, 1996 (9:52am)                   ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


governmental or administrative judgment, decree, order, writ or injunction which would affect the transactions contemplated by this Agreement.

      4.16    Compliance with Laws, Etc.  The Company is not in violation of,
	      -------------------------
and to the best knowledge of the Company, the Company is not under investigation with respect to, and the Company has not been charged with and given any notice of any violation of any applicable law, statute, order, rule, regulation, policy, guideline or judgment of any federal, state, local or foreign court or governmental or administrative body or agency relating to the Company, its business, operations, agreements or policies.

      4.17    Risk Management.  The Disclosure Schedule also sets forth a
	      ---------------
list of all claims for any insured loss in excess of $5,000 per occurrence between July 1, 1994 and the date of this Agreement relating to the Company including, but not limited to, workers compensation, automobile and general and product liability claims. All such policies are in full force and effect. The Company has not been denied any insurance or indemnity bond and no insurance carrier has cancelled or reduced any insurance coverage of the Company. The Company has not received any notice from any insurer or agent or any intent to cancel or reduce any insurance coverage or that any substantial improvement or other expenditure with respect to any insured property is necessary in order to continue such insurance.

      4.18    Fees or Commissions.  The Company and Arrow Precision (including
	      -------------------
their officers, directors and employees) have not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees or other similar obligations in connection with the transactions contemplated hereby.

	                      			      19

June 3, 1996 (9:52am)                   ::ODMA\SOFTSOL\311\SOFTS0L\11546\0


      4.19    Powers of Attorney.  The Company has not granted any powers of
	      ------------------
attorney to any entity or person.

      4.20    Product Complaints.  Except as set forth in the Disclosure
	      ------------------
Schedule, the Company has not received any material complaint or injury report regarding the Products, from July 1, 1994 to the date of this Agreement.

      4.21    Marketing and Sales.
	      -------------------
	      (a) The Disclosure Schedule lists all of the dealers (and their addresses and telephone numbers) for the Company's Products.

	      (b) The Disclosure Schedule lists all of the hospitals (including addresses and telephone numbers) which currently use the Company's Products, identifying which Products are used by that hospital, and showing the dollar amount of purchases of Products by each such hospital by Product category in fiscal years 1994 and 1995, and in at least the first half of fiscal year 1996.

      4.22    Disclosure.  No representation or warranty made by the Company
	      ----------
or Arrow Precision in this Agreement and neither the Disclosure Schedule nor any schedule, exhibit or certificate furnished or to be furnished by the Company or Arrow Precision pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

				    ARTICLE V.

			REPRESENTATIONS AND WARRANTIES OF AI

As a material inducement to the Company's willingness to enter into and perform this Agreement, AI hereby represents and warrants to the Company and Arrow Precision that:

	                            				20

June 3, 1996 (9:52am)                  ::ODMA\SOFTSOL\311\SOFTSOL\11546\0

5.1     Organization.  AI is a corporation duly organized, validly
	      ------------
existing and in good standing under the laws of the State of Pennsylvania, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly licensed, authorized and qualified to do business and in good standing in Pennsylvania.

      5.2     Authority.  The execution, delivery and performance of this
	      ---------
Agreement have been duly and effectively authorized by the Board of Directors of AI and this Agreement has been duly executed and delivered by AI. No other corporate proceedings on the part of AI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement is a valid and binding obligations of AI, enforceable against AI in accordance with its terms, except as may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by rules of law governing specific performance, injunctive relief or by other equitable principles (regardless of whether such principles are considered in a proceeding at law or in equity). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate, or conflict with, or require any consent under, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of AI, or violate any of the conditions or provisions of the Articles of Incorporation or By-Laws of AI or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which AI is a party, or by which AI or any of the Assets may be bound or affected, or (b) to the knowledge of AI violate any order, writ,


	                      			      21

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injunction, decree, statute, rule or regulation applicable to AI.  To the knowledge of AI, no consent or approval by, notice to or registration with any governmental or administrative authority or board or third party is required on the part of AI in connection with the execution and delivery by AI of this Agreement or the performance by AI of any of the transactions contemplated hereby.

      5.3     Fees or Commissions.  AI (including its officers, directors and
	      -------------------
employees) has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fee or similar obligation in connection with the transactions contemplated hereby.

      5.4     Legal Proceedings.  There is no material action, dispute, claim
	      -----------------
(including any counterclaim or cross claim), litigation, arbitration, hearing or other proceeding, at law or in equity, pending or, to the best of AI's knowledge threatened against or affecting AI, its business, its property, or the transactions contemplated by this Agreement and AI does not know or have reasonable grounds to know of the basis for any such action. AI is not subject to or in default under any judicial, governmental or administrative judgment, decree, order, writ or injunction, which would affect the transactions contemplated by this Agreement.

      5.5     Compliance with Laws, Etc.  AI is not in violation of, and to
	      -------------------------
the best knowledge of AI, AI is not under investigation with respect to, and AI has not been charged with and given any notice of any violation of any applicable law, statute, order, rule, regulation, policy, guideline or judgment of any federal, state, local or foreign court or governmental or administrative body or agency relating to the transactions contemplated by this Agreement.



	                    			       22

June 3, 1996 (9:52am)                   ::0DMA\S0FTS0L\311\SOFTSOL\11546\0


      5.6     Disclosure.  No representation or warranty made by AI in this
	      ----------
Agreement or to be furnished by AI pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

				  ARTICLE VI.

			    MISCELLANEOUS COVENANTS

      6.1     Covenant Not to Compete.
	      -----------------------
	      (a) For the period ending on the third anniversary of the Closing Date or for whatever time within that period found by a court of competent jurisdiction to be reasonably necessary for the protection of AI, the Company and Arrow Precision will not, themselves or together with other persons, directly or indirectly, own, manage, operate, join, control, consult in or participate in the ownership, management, operation or control of any business that engages in the business of developing, manufacturing, distributing, or selling any of the Products.

   This restriction will apply throughout the continental United States and in all foreign countries or whatever geographical scope within that area described above found by a court of competent jurisdiction to be reasonably necessary for the protection of AI or any of its assignees.

	      (b) The Company and Arrow Precision hereby agree (i) that the restrictions set forth in the paragraph immediately above are founded on valuable consideration and are reasonable in duration and geographic extent in view of the circumstances in which this Agreement is executed and are necessary to protect the legitimate interests of AI, and (ii) that the remedy at law for any breach of the foregoing covenant will be inadequate and that AI will be entitled to injunctive relief

		                    		       23

June 3, 1996 (9:52am)                   ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


in the event of any such breach. Nothing herein stated shall be construed as prohibiting AI from pursuing any other remedies available to it for any such breach or threatened breach or for any other breach of this Agreement.

	      (c) The consideration for the above-described covenant not to compete is $25,000 ($25,000 applicable to the covenant not to compete of each of the Company and Arrow Precision), and the Company and Arrow acknowledge and agree that such consideration is fair and adequate payment for said covenant and that they will be estopped from claiming at any time in the future that such consideration is inadequate.

      6.3     Tax Returns and Payments.  After the Closing, the Company will
	      ------------------------
timely file all Tax (as defined in Section 4.11) returns, reports and forms required to be filed and will make timely payment of all such Taxes when due and payable, including all interest, penalties, deficiencies, and assessments owned, if any. The Company will use its best efforts to obtain from the Pennsylvania Department of Revenue a clearance certificate (as contemplated by 69 P.S. Section 529 and 72 P.S. Section 7240 Pennsylvania Statutes) and will, upon receipt of such certificate, promptly deliver a copy thereof to AI.

				  ARTICLE VII

				INDEMNIFICATION

      7.1 Indemnification by the Company and Arrow Precision.  The Company
	  --------------------------------------------------
and Arrow Precision shall be individually (and not jointly) liability to AI to indemnify, defend and hold harmless AI from and against and in respect of any and all demands, claims, actions, causes of action, assessments, fines, losses, damages, liabilities, interest, penalties, costs, and expenses



                         					 24

June 3, 1996 (9:52am)                    ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


(including, without limitation, reasonable legal fees and disbursements incurred in connection therewith) (any and all of which are sometimes referred to herein as a "Loss" or "Losses") resulting from, arising out of, or incurred by reason of any breach of any representation, warranty, covenant or agreement by any one or more of the Company or Arrow Precision contained in this Agreement or any agreement, certificate or document executed and delivered by the Company or Arrow Precision pursuant hereto. It is the intent of this Agreement that the indemnification by the Company shall apply only to Losses resulting from a breach of any representation, warranty, covenant or agreement made by the Company, and that the indemnification of Arrow
Precision shall apply only to Losses resulting from a breach of any representation, warranty, covenant, or agreement made by Arrow Precision.

      7.2     Assertion of Claims by AI.
	      -------------------------
	      (a) If AI shall have any claim for indemnification pursuant to Section 7.1 above, it shall promptly give written notice thereof to the Company and Arrow Precision (a "Claim Notice"), including in such notice the dollar amount (if known) of the claim and a brief description of the facts upon which such claim is based.

	      (b) The Company and Arrow Precision shall have thirty (30) days following receipt of such Claim Notice to cure the default or breach giving rise to such claim; PROVIDED, HOWEVER, that if thirty (30) days do not provide a sufficient period of time for the Company and Arrow Precision to cure such default or breach, this cure period shall be extended for a reasonable period of time so long as a substantial effort is commenced by the Company or Arrow Precision during the thirty (30) day period to effect a cure and reasonable efforts are maintained thereafter by the Company or Arrow to effect a cure.

	                     			       25

June 3, 1996 (9:52am)                   ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


	      (c) If the Company and Arrow Precision do not effect such cure within said thirty (30) day period or, if applicable under paragraph
(b) above, the extended cure period, AI shall have the right to pursue its rights and remedies at law and/or in equity.

      7.3     Infringement Claims.
	      -------------------
	      (a) The Company and Arrow Precision shall be jointly and severally liable to AI to indemnify, defend, reimburse and hold harmless AI from and against and in respect of one-half (1/2) of all Defense Costs incurred by AI in connection with a claim, demand, lawsuit, or other proceeding in which a third party alleges that any of the Products infringes a patent of said third party (including, without limitation, against AI or a declaratory judgment action filed by AI with respect to a demand or claim against AI.

	      (b) For purposes of this Section, "Defense Costs" shall mean all reasonable fees and expenses incurred by AI in connection with such claim, demand, lawsuit, or other proceeding, including, without limitation, attorneys fees, expert witness fees and costs, deposition charges, travel and accommodation expenses.

      7.4     Indemnification by AI.  AI shall be liable to the Company and
	      ---------------------
Arrow Precision to indemnify, defend and hold harmless the Company and Arrow Precision from and against and in respect of any and all demands, claims, actions, causes of action, assessments, fines, losses, damages, liabilities, interest, penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith) (any and all of which are sometimes referred to herein as a "Loss" or "Losses") resulting from, arising out of or imposed upon or incurred by the Company or Arrow Precision by reason of any breach of any representation,


	                      			     26

June 3, 1996 (9:52am)                  ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


warranty, covenant oragreement of AI contained in this Agreement or any agreement, certificate or document executed and delivered by AI pursuant hereto. Arrow Precision is an intended third-party beneficiary of this Agreement.

      7.5     Assertion of Claims by the Company.
	      ----------------------------------
	      (a) If the Company or Arrow Precision shall have any claim for indemnification pursuant to Section 7.4 above, it shall promptly give written notice thereof to AI (a "Claim Notice"), including in such notice the dollar amount (if known) of the claim and a brief description of the facts upon which such claim is based.

	      (b) AI shall have thirty (30) days following receipt of such Claim Notice to cure the default or breach giving rise to such claim; PROVIDED, HOWEVER, that if thirty (30) days do not provide a sufficient period of time for AI to cure such default or breach, this cure period shall be extended for a reasonable period of time so long as a substantial effort is commenced by AI during the thirty (30) day period to effect a cure and reasonable efforts are maintained thereafter by AI to effect a cure.

	      (c) If AI does not effect such cure within said thirty (30) day period or, if applicable under paragraph (b) above, the extended cure period, the Company and Arrow Precision shall each have the right to pursue its rights and remedies at law and/or in equity.

      7.6     Limitations.  Notwithstanding any provision to the contrary in
	      -----------
this Agreement, the parties acknowledge and agree as follows:

	      (a) The aggregate indemnity liability of the Company and Arrow Precision together to AI or AI to the Company and Arrow Precision together under this Article VII shall not exceed the total purchase price

	                      			     27

June 3, 1996 (9:52am)                   ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


of the Assets under Section 2.3 above. Arrow Precision's maximum liability under the aforesaid aggregate indemnity liability shall be limited to $50,000.00.

	      (b) No party shall be entitled to indemnification under this Article VII for any given Loss unless the amount of the Loss exceeds $1,000.

	      (c) The indemnity obligations set forth in this Article VII shall survive for a period of three (3) years from the Closing Date. Upon the expiration of such period, no indemnifying party hereunder shall have any liability for Losses or for indemnification under Section 7.3 above unless the party to be indemnified has within the three (3) year period given written notice of a claim asserting liability in which case such period shall be tolled with respect to such claim.

	      (d) AI may recover from the Company and/or Arrow Precision only once for any given Loss with respect to which AI is entitled to indemnification, i.e., AI may not seek a double recovery by alleging the same Loss.

			       ARTICLE VIII.

			       MISCELLANEOUS

      8.1     Amendment or Supplement. This Agreement may be amended or
	      -----------------------
supplemented at any time by mutual agreement of AI and the Company. Any amendment or supplement must be in writing.

      8.2     Survival. All representations, warranties and covenants of the
	      --------
Company, Arrow Precision or AI made in this Agreement (including the Disclosure Schedule) shall survive the Closing Date for a period of three
(3) years after the Closing Date, and notwithstanding any investigation made by or on behalf of any party hereto prior to the Closing Date.

	                        			      28

June 3, 1996 (9:52am)                    ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


      8.3     Expenses.  Each party hereto shall bear and pay all costs and
	      --------
expenses incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own brokers, financial consultants, accountants and counsel.

      8.4     Entire Agreement.  This Agreement, the Bill of Sale and related
	      ----------------
closing documents being executed herewith contain the entire agreement among the parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and their permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

      8.5     Assignment.  None of the parties hereto may assign any of its
	      ----------
rights or obligations under this Agreement to any other person or entity, except that:

	      (a) AI can assign all its rights hereunder to any of its subsidiaries without any other party's consent, but such assignment by AI will not relieve it of its obligations for the ultimate performance thereof; and

	      (b) The Company can assign all of its rights hereunder to Arrow Precision without any other party's consent, but such assignment by the Company will not relieve it of its obligations for the ultimate performance thereof.


	                        			      29

June 3, 1996 (9:52am)                   ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


      8.6     Notices.  All notices and other communications which are
	      -------
required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

      If to Arrow:            Arrow International, Inc.
	                     		      Attention: John H. Broadbent, Jr.,
			                           Vice President-Finance
			                           3000 Bernville Road
			                           P.O. Box 12888
			                           Reading, PA 19612

      If to Company:          Arrow Tray Products, Inc.
	                     		      Attention: T. Jerome Holleran, President
			                           Hill and George Avenues
			                           P.O. Box 6386
			                           Wyomissing, PA 19610

      If to Arrow Precision:  Arrow Precision Products, Inc.
	                     		      Attention: T. Jerome Holleran,
			                           Vice President and Chief Operating Officer
			                           Hill and George Avenues
			                           P.O. Box 6386
			                           Wyomissing, PA 19610


      8.7     Captions.  The captions contained in this Agreement are for
	      --------
reference purposes only and are not part of this Agreement.

      8.8     Counterparts.  This Agreement may be executed in any number of
	      ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      8.9     Litigation Expenses.  If any action, suit or proceeding is
	      -------------------
brought by a party hereto against another party hereto with respect to a matter or matters covered by this Agreement, all costs

	                       			       30

June 3, 1996 (9:52am)                   ::ODMA\SOFTSOL\311\SOFTSOL\11546\0




and expenses of the prevailing party incident to such proceeding, including reasonable attorneys' fees shall be paid by the other party.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

					  ARROW INTERNATIONAL, INC.

				       By: /s/ Marlin Miller, Jr.
					   ------------------------

						  President

					  ARROW TRAY PRODUCTS, INC.

				       BY: /s/ T. Jerome Holleran
					   ------------------------

						   President




	                     			      31

June 3, 1996 (9:52am)                  ::ODMA\SOFTSOL\311\SOFTSOL\11546\0






		   JOINDER BY ARROW PRECISION PRODUCTS, INC.
		   -----------------------------------------
   FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, ARROW PRECISION PRODUCTS, INC., a Pennsylvania corporation ("Arrow Precision") hereby agrees as follows:

   1. Arrow Precision, solely in its capacity as the sole shareholder of the Company, consent to the Company's entering into and consummating the transactions contemplated in the foregoing Purchase Agreement.

   2. To the extent that the Agreement contains any covenants or representations, warranties, and agreements to be provided by Arrow Precision, Arrow Precision hereby makes, joins in and agrees to be bound by all of the covenants, representations, warranties, and agreements contained in the Agreement which refer to Arrow Precision, to the same extent as if such covenants, representations, warranties, and agreements are included in their entirety in this Joinder. By way of example and without limitation:

	   (a) Arrow Precision joins in the representations and warranties made in Sections 4.8 (to the extent of Intellectual Properties owned by Arrow Precision being transferred under this Agreement) and 4.10 (also to the extent of Intellectual Properties being transferred by Arrow Precision under this Agreement);

	   (b) Arrow Precision agrees to be bound by the noncompete provisions of Article VI; and


	                         			     32

June 3, 1996 (9:52am)                 ::ODMA\SOFTSOL\311\SOFTSOL\11546\0


	   (c) Arrow Precision agrees to be bound by the indemnification provisions of Section 2.5(b) and Article VII.

					   ARROW PRECISION PRODUCTS, INC.

					By: /s/ T. Jerome Holleran
					    -----------------------------

						   Vice President
Dated:  June 3, 1996


	                        			      33